Exhibit 99.1

For Immediate Release

Investor Contact:	Press Contact:

Steve Kunszabo	Liz DeCastro
Iridium Communications Inc.	Iridium Communications Inc.
+1 (703) 287-7570	+1 (703) 287-7421
steve.kunszabo@iridium.com	liz.decastro@iridium.com

GREENHILL ANNOUNCES 10B5-1 SALES PLAN TO SELL 9.8 MILLION

SHARES OF IRIDIUM OVER A PERIOD OF APPROXIMATELY TWO

YEARS

MCLEAN, Va. - October 4, 2011 - Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced that a stockholder, Greenhill & Co., Inc., (“Greenhill”) has entered into a 10b5-1 sales plan to sell up to 9.8 million shares of its Iridium common stock over a period of approximately two years. The shares to be sold represent all of the shares of Iridium owned by Greenhill. Iridium is not selling any shares and will not receive any proceeds from the sale of shares by the selling stockholder. According to Greenhill, the key details of its 10b5-1 plan are:

Maximum Number of Shares:		9,804,016

Duration of Plan:		Commence sales on October 3, 2011 and continue until all shares have been sold
Share Sale Formula:
Closing Sales Price is less than $8.50	Closing Sales Price is equal to $8.50 or more but no greater than $9.50	Closing Sales Price is greater than $9.50	Last five trading days of any quarter
15,000 shares/day	20,000 shares/day	25,000 shares/day	None

“We thank Greenhill for their years of support as important stakeholders and senior leaders on our Board,” said Matt Desch, CEO, Iridium. “We appreciate that Greenhill is selling its stake in Iridium in a measured and thoughtful way, with a view to minimizing the potential impact of their share sales on our day-to-day trading activity.”

Desch continued, “We’re also grateful that Scott Bok, CEO of Greenhill, will continue to be a significant stockholder personally and serve as a member of our Board.”

“We continue to believe strongly in the value of Iridium as a global communications company,” said Scott Bok, CEO, Greenhill. “We’ve made the decision today to sell our stake in Iridium primarily to fund the repurchase of Greenhill’s own attractively valued common stock, and we believe that implementing a long-term 10b5-1 plan will allow us to participate in the full value of Iridium being reflected in its share price over time.”

About Iridium Communications Inc.

Iridium is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ever-expanding ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network – Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and trades on the NASDAQ Global Select Market under the ticker symbols IRDM (common stock) and IRDMW ($7.00 warrants). For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expansion of its partner system, the development of Iridium NEXT and the development of the product portfolio. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding increases in customer demand for Iridium’s products and services, Iridium’s ability to maintain the health, capacity and content of its satellite constellation, and the development of and transition to Iridium NEXT, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2011 and the Company’s Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 8, 2011. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.